EXHIBIT I
                           ---------

[This document was filed with the State of Wisconsin, Department of Financial Institutions on July 31, 1998.]

                   ARTICLES OF INCORPORATION

                               OF

                     CGC OF WISCONSIN, INC.

                            ARTICLE I

     The name of the Corporation is CGC of Wisconsin, Inc.  The
Corporation is incorporated under the Wisconsin Business Corporation Law, Chapter 180, Wisconsin Statutes.

                            ARTICLE II

     The address of the registered office of the Corporation in the State of Wisconsin is 6001 North 91st Street, Milwaukee, Wisconsin 53225, and the name of its registered agent at such address is Christine M. Wolski.

                           ARTICLE III

     The nature of the business and purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Wisconsin Business Corporation Law.

                            ARTICLE IV

     Section 4.l The Corporation shall have authority to issue one thousand (1,000) shares of Common Stock of the par value of ten cents ($.10) per share and one hundred (100) shares of Preferred Stock of the par value of ten cents (.10) per share.

     Section 4.2 Subject to all of the rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends and distributions as from time to time may be declared by the Board of Directors of the Corporation. The holders of Common Stock shall be entitled to share ratably upon any liquidation, dissolution or winding up of the affairs of the Corporation (whether voluntary or involuntary) in all assets of the Corporation, if any, remaining after payment in full to the holders of shares of Preferred Stock of the preferential amounts to which they are entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor the internal reorganization of the Corporation, nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for the purposes of this Section 4.2 of this Article Fourth.

     Section 4.3 Subject to the provisions of any applicable law or of the By-Laws of the Corporation, as from time to time amended, with respect to the fixing of a record date for the determination of stockholders entitled to vote, the holders of shares of Common Stock shall be entitled to one vote for each share of such stock held on all propositions submitted to the vote of the holders of such stock.

     Section 4.4 Except as may be determined by the Board of Directors of the Corporation pursuant to the authority vested in such Board under Section 4.5 of this Article IV with respect to the Preferred Stock, and except as otherwise may be required by applicable law, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class for the election of Directors of the Corporation and for all other purposes.

     Section 4.5 The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and
(a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption for cash, property or rights (including securities of any other corporation) at such time or times, at such price or prices, at such rate or rates, and with such adjustments; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock of the Corporation;
(d) may have such rights upon the liquidation, dissolution or winding up of the affairs, or upon any other distribution of the assets, of the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and
(f) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority so to do which is hereby vested in the Board.

     Section 4.6 The number of authorized shares of any class of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, without regard to class.

     Section 4.7 Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

                            ARTICLE V

     The name and mailing address of the incorporator are John E.
Machulak, 1733 North Farwell Avenue, Milwaukee, Wisconsin, 53202.

                            ARTICLE VI

     In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors of the Corporation is expressly authorized:

     To make, alter or repeal the By-Laws of the Corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

     To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                           ARTICLE VII

     Section 7.1 Except as set forth in Section 7.4 of this Article VII, the affirmative vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article Seventh as one class, shall be required (a) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation, or
(b) to authorize any sale, lease or exchange of all or any substantial part of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity, if, in either case, such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article VII as one class. Such affirmative vote shall be in addition to the vote or consent of the holders of the stock of the Corporation otherwise required by law or any agreement to which the Corporation is a party.

     Section 7.2 For the purposes of this Article VII, any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, whether such right be absolute or conditional, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above),
(a) by any "affiliate" or "associate," as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on March 31, 1998 or (b) by any corporation, person or other entity acting in concert with it, or (iii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any corporation, person or other entity with which it or any "affiliate" or "associate" (as defined above) of it, or any corporation, person or other entity acting in concert with it or with any "affiliate" or "associate" (as defined above) of it, has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of stock of the Corporation. For the purposes of this Article VII, the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (i), (ii) and (iii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise.

     Section 7.3 On the basis of information known to the Corporation, the Board of Directors of the Corporation shall make all determinations under this Article VII, including whether (i) a corporation, person or other entity beneficially owns more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, or (ii) a corporation, person or other entity has the right to acquire shares of stock of the Corporation, or (iii) a corporation, person or other entity is an "affiliate" or "associate" (as defined above) of another, or (iv) a corporation, person or other entity has any agreement, arrangement or understanding with respect to acquiring, holding, voting or disposing of stock of the Corporation, or
(v) a corporation, person or other entity is acting in concert with any other corporation, person or other entity; and all such determinations shall be conclusive.

     Section 7.4 The provisions of this Article VII shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or any substantial part of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity, if (a) such transaction shall have been approved by a resolution adopted by a number of directors which is one less than the number of the members of the Board of Directors of the Corporation holding office at the time such resolution is adopted; or (b) the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person, or other entity with respect to and substantially consistent with such transaction prior to the time that such other corporation, person or entity shall have become a holder of more than 5% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

                           ARTICLE VIII

     The number of Directors which shall constitute the whole Board of Directors of the Corporation shall be four until fixed by the By-Laws, and thereafter shall be the number from time to time fixed by the By-Laws, provided, that such number of Directors shall be not less than three nor more than twelve. The Directors shall be divided into three classes: Class I, Class II and Class III. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class I Directors shall expire at the annual meeting of stockholders in 1999, the term of office of the initial Class II Directors shall expire at the annual meeting of stockholders in 2000, and the term of office of the initial Class III Directors shall expire at the annual meeting of stockholders in 2001, or thereafter in each case when their respective successors are elected and qualified. At each annual meeting of stockholders held hereafter the class of Directors chosen to succeed those whose terms then expire shall be elected for a term expiring at the third succeeding annual meeting of stockholders or until their respective successors in each case are thereafter elected and qualified.

                            ARTICLE IX

     Meetings of stockholders may be held within or without the State of Wisconsin, as the By-Laws may provide. The books of the Corporation may be kept at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                            ARTICLE X

     No action which is required by the Wisconsin Business Corporation Law to be taken at an annual or special meeting of stockholders of the Corporation, nor any stockholder action which may be taken at any annual or special meeting of stockholders of the Corporation, shall be taken by a consent in writing without such an annual or special meeting.

                            ARTICLE XI

     Any contract, transaction or act of the Corporation or of the Directors of or any committee of the Board of Directors of the Corporation which shall be ratified by a majority vote of a quorum of the stockholders entitled to vote thereon at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

                           ARTICLE XII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 128.08, Wisconsin Statutes, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 180.1431, Wisconsin Statutes, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                          ARTICLE XVIII

     13.1 The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Wisconsin Business Corporation Law and by these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     13.2 No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of Articles VII and VIII unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of the Articles VII and VIII as one class; provided, however, that this
Section 13.2 shall not apply to any amendment to the Articles of Incorporation of the Corporation which has been approved by a resolution adopted by a number of directors which is one less than the number of the members of the Board of Directors of the Corporation holding office at the time such resolution is adopted.

     IN WITNESS WHEREOF, I, the undersigned, the incorporator herein above named, do hereunto set my hand and seal this 27th day of July, 1998.

                              /s/ John E. Machulak
                              -------------------------------------
                              John E. Machulak

STATE OF WISCONSIN       )
                         ) SS
COUNTY OF MILWAUKEE )

     On the 27th day of July, 1998, personally appeared before me, Elizabeth M. Krueger, a notary public in and for the County and State aforesaid and a person who is authorized by the laws of the State of Wisconsin to take acknowledgment of deeds, John E. Machulak, known to me to be the person who signed the foregoing Articles of Incorporation and he severally acknowledged that he signed said Articles as his act and deed.

     Given under my hand and seal of office the day and year aforesaid.


                              /s/ Elizabeth M. Krueger
                              --------------------------------------
                              Elizabeth M. Krueger

My Commission expires:

       8/27/2000
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NOTARIAL SEAL



This instrument was drafted by:

John E. Machulak, Attorney
Machulak, Hutchinson, Robertson,
 O'Dess & Reilly, S.C.
1733 North Farwell Avenue
Milwaukee, Wisconsin   53202
(414) 271-0760